UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2011
Grubb & Ellis Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-54371	26-4008719

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
We previously filed a Current Report on Form 8-K on July 7, 2011 reporting our acquisition of five skilled nursing facilities: Care Pavilion Skilled Nursing Facility, Cheltenham Skilled Nursing Facility, Cliveden Skilled Nursing Facility, Maplewood Manor Skilled Nursing Facility and Tucker House Skilled Nursing Facility, or the Philadelphia SNF Portfolio, all of which are located in Philadelphia, Pennsylvania, for an aggregate purchase price of $75,000,000, plus closing costs. We are filing this Current Report on Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.
On June 30, 2011, we acquired the Philadelphia SNF Portfolio which is leased to PA Holdings-SNF, L.P., whereby Mid-Atlantic Health Care, LLC, or Mid-Atlantic, serves as the guarantor of the leased properties.
In addition to the Philadelphia SNF Portfolio, Mid-Atlantic operates or manages seven skilled nursing facilities located in the states of Maryland and Delaware. Mid-Atlantic commenced operations in 2003 and is viewed as a leader in innovative post-hospital services throughout the region. Each facitility in the Philadelphia SNF Portfolio has between 180 and 396 beds.
In evaluating the Philadelphia SNF Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid for the portfolio, a variety of factors were considered, including our evaluation of property condition reports, the respective locations, visibility and access to the five properties, the age, physical condition and curb appeal of the five properties, neighboring property uses, local market conditions and general economic conditions and patient demand.
The Philadelphia SNF Portfolio was built between 1900 and 1978 and consists of approximately 392,000 square feet of gross leasable area, or GLA, in the aggregate. The Philadelphia SNF Portfolio is 100% leased to one tenant which has operations at each of the five property locations. We believe that the financial condition and results of operations of the guarantor, Mid-Atlantic Health Care, LLC, are more relevant to investors than the financial statements of the individual properties and enable investors to evaluate the credit-worthiness of the guarantor of the lease and pursuant to the guidance provided by the United States Securities and Exchange Commission, or the SEC, we have provided the audited and unaudited financial statements of Mid-Atlantic Health Care, LLC, below.

Item 9.01 Financial Statements and Exhibits.

Page

(a) Financial statements of businesses acquired.

Mid-Atlantic Health Care, LLC

I. Independent Auditors’ Report	4

II. Balance Sheets as of December 31, 2009 and 2010 and March 31, 2011(Unaudited)	5

III. Statements of Operations for the Years Ended December 31, 2008, 2009 and 2010 and for the Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)	6

IV. Statements of Members’ Equity for the Years Ended December 31, 2008, 2009 and 2010 and for the Three Months Ended March 31, 2011(Unaudited)	7

V. Statements of Cash Flows for the Years Ended December 31, 2008, 2009 and 2010 and for the Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)	8

VI. Notes to Financial Statements	10

(b) Pro forma financial information.

Grubb & Ellis Healthcare REIT II, Inc.

I. Unaudited Pro Forma Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2011 and for the Year Ended December 31, 2010	22

II. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2011	23

III. Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010	24

IV. Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements for the Six Months Ended June 30, 2011 and for the Year Ended December 31, 2010	25

INDEPENDENT AUDITORS’ REPORT
Board of Directors
Mid-Atlantic Health Care, LLC
We have audited the accompanying balance sheets of Mid-Atlantic Health Care, LLC (the “Company”) as of December 31, 2009 and 2010, and the related statements of operations, members’ equity and cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mid-Atlantic Health Care, LLC as of December 31, 2009 and 2010, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.
/s/ KMJ Corbin & Company LLP
KMJ Corbin & Company LLP
Costa Mesa, California
September 16, 2011

MID-ATLANTIC HEALTH CARE, LLC
BALANCE SHEETS

	December 31,
	2009	2010	March 31, 2011
			(Unaudited)

ASSETS

Current assets:
Cash	$71,190	$371,245	$94,912
Accounts receivable	104,045	136,691	—
Due from employees	5,000	25,000	25,000
Due from related parties, current portion	1,167,062	704,732	125,504
Due from members	42,977	42,977	42,977
Prepaid expenses and other current assets	54,549	73,783	84,391

Total current assets	1,444,823	1,354,428	372,784

Property and equipment, net	76,058	122,292	120,789

Other assets:
Project costs	79,752	117,280	2,756,977
Due from related parties, net of current portion	255,802	581,395	640,886
Other assets	6,143	6,143	6,143

Total other assets	341,697	704,818	3,404,006

	$1,862,578	$2,181,538	$3,897,579

LIABILITIES AND MEMBERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$184,903	$192,370	$304,884
Due to related parties	539,932	262,531	1,379,280
Line of credit	—	—	299,638
Notes payable, current portion	20,387	28,867	20,763
Capital lease obligations, current portion	13,666	1,396	1,396

Total current liabilities	758,888	485,164	2,005,961

Notes payable, net of current portion	11,690	22,425	19,728
Capital lease obligations, net of current portion	477	4,360	4,212

Total liabilities	771,055	511,949	2,029,901

Commitments and contingencies

Members’ equity	1,091,523	1,669,589	1,867,678

	$1,862,578	$2,181,538	$3,897,579

See accompanying notes to financial statements

MID-ATLANTIC HEALTH CARE, LLC
STATEMENTS OF OPERATIONS

				For The Three	For The Three
	For The Years Ended December 31,			Months Ended	Months Ended
	2008	2009	2010	March 31, 2010	March 31, 2011
				(Unaudited)	(Unaudited)

Operating revenues:
Management fees	$1,712,493	$2,581,427	$3,279,186	$766,860	$895,942

Operating expenses:
Administration	1,470,600	1,547,625	2,050,292	436,455	551,279
Employee benefits	267,174	256,897	328,439	80,530	118,471
Building	15,924	15,195	24,244	8,126	6,377
Depreciation and amortization	28,485	29,377	40,917	8,400	10,598
Rent	23,977	25,055	37,947	9,487	9,710

Total operating expenses	1,806,160	1,874,149	2,481,839	542,998	696,435

Operating (loss) income	(93,667)	707,278	797,347	223,862	199,507

Other income (expenses):

Interest expense	(4,594)	(3,304)	(1,866)	(509)	(1,418)
Other income	—	—	482,585	—	—

Total other income (expense), net	(4,594)	(3,304)	480,719	(509)	(1,418)

Net (loss) income	$(98,261)	$703,974	$1,278,066	$223,353	$198,089

See accompanying notes to financial statements

MID-ATLANTIC HEALTH CARE, LLC
STATEMENTS OF MEMBERS’ DEFICIT
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2011 (Unaudited)

Balance at January 1, 2008	$391,982

Contributions from members	253,828

Net loss	(98,261)

Balance at December 31, 2008	547,549

Net income	703,974

Distributions to members	(160,000)

Balance at December 31, 2009	1,091,523

Net income	1,278,066

Distributions to members	(700,000)

Balance at December 31, 2010	1,669,589

Net income (unaudited)	198,089

Balance at March 31, 2011 (unaudited)	$1,867,678

See accompanying notes to financial statements

MID-ATLANTIC HEALTH CARE, LLC
STATEMENTS OF CASH FLOWS

				For The Three	For The Three
	For The Years Ended December 31,			Months Ended	Months Ended
	2008	2009	2010	March 31, 2010	March 31, 2011
				(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net (loss) income	$(98,261)	$703,974	$1,278,066	$223,353	$198,089
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	28,485	29,377	40,917	8,400	10,598
Project cost write-offs	109,676	25,410	136,294	—	—
Changes in operating assets and liabilities:
Accounts receivable	—	(104,045)	(32,646)	46,874	136,691
Advances to employees	—	(5,000)	(20,000)	(15,000)	—
Prepaid expenses and other current assets	4,841	(6,324)	(492)	2,168	(10,608)
Other assets	7,648	7,425	—	—	—
Accounts payable and accrued expenses	73,023	14,800	7,467	61,465	112,514
Advances (to) from related parties, net	130,547	(398,716)	(178,664)	(243,753)	1,636,486

Net cash provided by operating activities	255,959	266,901	1,230,942	83,507	2,083,770

Cash flows from investing activities:
Purchases of property and equipment	—	(17,155)	(41,441)	(11,718)	(9,095)
Project refunds (costs)	(216,980)	18,631	(173,822)	(41,788)	(2,639,697)

Net cash used in investing activities	(216,980)	1,476	(215,263)	(53,556)	(2,648,792)

Cash flows from financing activities:
Principal payments on capital lease obligations	(12,112)	(13,670)	(13,882)	(3,684)	(148)
Proceeds from line of credit	—	—	—	—	299,638
Principal payments on notes payable	(22,062)	(32,029)	(21,000)	(9,873)	(10,801)
Members’ distributions	—	(160,000)	(662,000)	(50,000)	—

Net cash (used in) provided by financing activities	(34,174)	(205,699)	(696,882)	(63,557)	288,689

Continued ...

MID-ATLANTIC HEALTH CARE, LLC
STATEMENTS OF CASH FLOWS — CONTINUED

				For The Three	For The Three
	For The Years Ended December 31,			Months Ended	Months Ended
	2008	2009	2010	March 31, 2010	March 31, 2011
				(Unaudited)	(Unaudited)

Net increase (decrease) in cash	4,805	62,678	300,055	(33,556)	(276,333)

Cash, beginning of period	3,707	8,512	71,190	71,190	371,245

Cash, end of period	$8,512	$71,190	$371,245	$37,634	$94,912

Supplemental disclosure of cash flow information:
Cash paid for interest	$4,594	$3,304	$1,866	$509	$1,418

Cash paid for income taxes	$—	$—	$—	$—	$—

Supplemental disclosure of non-cash investing and financing activities:
Acquisition of property and equipment through note payable obligations	$—	$—	$40,215	$—	$—

Acquisition of property and equipment through capital lease obligations	$—	$—	$5,495	$—	$—

Prepaid insurance financed with notes payable	$15,258	$23,626	$18,742	$—	$—

Reclassification of related party payables to contributed capital	$253,828	$—	$—	$—	$—

Distributions reclassed from related party accounts	$—	$—	$38,000	$—	$—

See accompanying notes to financial statements

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Nature of Business
Mid-Atlantic Health Care, LLC (the “Company”) was formed as a limited liability company under the laws of the State of Maryland on August 18, 2005. The Company, located in Timonium, Maryland, is primarily responsible for the management and administration of nursing home facilities located in Maryland and Delaware.
Interim Financial Information
The interim financial information as of March 31, 2011 and for the three months ended March 31, 2010 and 2011 is unaudited and has been prepared on the same basis as the audited financial statements. In the opinion of management, such unaudited information includes all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the interim information. Operating results for the three months ended March 31, 2011 are not necessarily indicative of the results that may be expected for the year ending December 31, 2011. All references to March 31, 2011 or to the three months ended March 31, 2010 and 2011 in the notes to the financial statements are unaudited.
Cash
The Company maintains cash balances at a financial institution. Accounts at the financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 and the Company’s non-interest bearing accounts are fully insured under the Temporary Liquidity Guarantee Program, which has been extended through December 31, 2012. As of December 31, 2010 and March 31, 2011, the Company had no amounts in excess of the FDIC insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to these deposits.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Project Costs
Project costs represent amounts expended for future acquisitions of healthcare facilities, including deposits and other acquisition related costs. The Company will be reimbursed for project costs by the acquired facility at the time of acquisition. If the acquisition is not made, the Company will expense any project costs that have not been refunded at the time they become aware of the failed acquisition.
Property and Equipment
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets of 5 years. Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease. Equipment under capital leases is amortized using the straight-line method over the lease term or the estimated useful life of the equipment, as appropriate depending on the nature of the lease. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.
Impairment of Long-Lived Assets
The Company reviews the carrying values of its long-lived assets for possible impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the expected future cash flows from the use of the asset and its eventual disposition is less than the carrying amount of the asset, an impairment loss is recognized and measured using the fair value of the related asset. No impairment charges were incurred during the years ended December 31, 2008, 2009 and 2010 and for the three months ended March 31, 2010 and 2011. There can be no assurance, however, that market conditions will not change or demand for the Company’s services will continue, which could result in impairment of long-lived assets in the future.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Fair Value of Financial Instruments
The Company’s financial assets and liabilities recorded in the balance sheets include cash, employee receivables, accounts receivable, amounts due to/due from related parties, accounts payable, accrued expenses, line of credit, long-term debt and capital lease obligations. The fair value of the line of credit, long-term debt and capital lease obligations approximate carrying value based on current borrowing rates for similar types of borrowing arrangements. The carrying amounts of the remaining financial assets and liabilities approximate fair values based on the short-term maturities of the instruments.
GAAP has established a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value and requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:	Quoted prices in active markets for identical assets or liabilities;

Level 2:	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets and liabilities, quoted prices in the markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities; and

Level 3:	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.
The fair value hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company currently has no financial or nonfinancial assets or liabilities subject to fair value measurement on a recurring basis.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Revenue Recognition
The Company’s revenue is derived from management fees charged to the nursing home facilities that it manages based on underlying management contracts. Fees paid in advance to the Company are deferred until earned. No amounts were advanced to the Company for management fees for the years ended December 31, 2008, 2009 and 2010 and for the three months ended March 31, 2010 and 2011.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, collectability of receivables and the useful lives and recoverability of long-lived assets. Actual results could differ from those estimates.
Income Taxes
The Company elected to be taxed under Subchapter S (S Corporation) of Chapter 1 of the Internal Revenue Code for federal income tax purposes. Income tax effects of the Company’s income or loss are passed through to the members individually. Accordingly, no provision has been made for federal income taxes in the accompanying financial statements. There is no minimum business state income tax for the states of Maryland and Delaware; therefore, no provision for state income tax has been made in the accompanying financial statements.
Subsequent Events
The Company has evaluated subsequent events through September 16, 2011, the date the financial statements were available to be issued, and determined that no subsequent events have occurred that would require recognition in the financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	December 31,		March 31,
	2009	2010	2011
			(Unaudited)

Office furniture and equipment	$116,865	$189,361	$189,361
Computer equipment and software	47,491	62,146	71,241

	164,356	251,507	260,602

Less accumulated depreciation and amortization	(88,298)	(129,215)	(139,813)

	$76,058	$122,292	$120,789

Depreciation and amortization expense of property and equipment for the years ended December 31, 2008, 2009 and 2010 and for the three months ended March 31, 2010 and 2011 totaled $28,485, $29,377, $40,917, $8,400 (unaudited) and $10,598 (unaudited), respectively.
NOTE 3 — PROJECT COSTS
Project costs represent amounts expended for future acquisitions of healthcare facilities, including deposits and other acquisition related costs. The Company has capitalized project costs in the amount of $79,752, $117,280 and $2,756,977 (unaudited) as of December 31, 2009 and 2010, and as of March 31, 2011, respectively. The Company will be reimbursed for project costs by the acquired facility at the time of acquisition. If the acquisition is not made, the Company will expense any project costs that have not been refunded at the time they become aware of the failed acquisition. Project costs of $109,676, $25,410 and $136,294 were written off during the years ended December 31, 2008, 2009 and 2010, respectively, and are included in administration expenses in the accompanying statements of operations. No project costs were written off during the three months ended March 31, 2010 and 2011.
In February 2011, the Company entered into five separate Agreements of Purchase and Sale (“Agreements”) for the purchase of five nursing home facilities and their real property located in Pennsylvania. As of March 31, 2011, the Company had paid earnest monies totaling $2,500,000 related to these Agreements. In June 2011, the Company renegotiated the Agreements with the sellers (see Note 10).

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 4 — NOTES PAYABLE AND LINE OF CREDIT
Notes payable consists of the following:

	December 31,		March 31,
	2009	2010	2011
			(Unaudited)

During 2009 and 2010, the Company financed its insurance policies. The notes are unsecured with interest payable during 2009 and 2010 at a rate of 5.25% and 6.25%, respectively. The 2009 note payable has been paid in full. Monthly payments of principal and interest on the 2010 note in the amount of $1,662 are payable through March 2011.	$3,032	$4,812	$—

During 2009 and 2010, the Company financed its directors and officers insurance policies. The notes are unsecured with interest payable at a rate of 6.79% and 6.20% during 2009 and 2010, respectively. As of December 31, 2010, the note was paid in full.	6,565	—	—

During 2009 and 2010, the Company financed certain vehicles through notes payable. The notes require total monthly principal payments in the amount of $899 and $2,050 for 2009 and 2010, respectively. The notes mature at various dates through July 2013. One of the notes accrues interest at a rate of 1.9%, while the other note is non-interest bearing. Both notes are secured by vehicles.	22,480	46,480	40,491

	32,077	51,292	40,491

Less current portion	(20,387)	(28,867)	(20,763)

	$11,690	$22,425	$19,728

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 4 — NOTES PAYABLE AND LINE OF CREDIT, continued
Aggregate annual maturities of notes payable as of December 31, 2010 are as follows:

Years Ending
December 31,

2011	$28,867
2012	14,419
2013	8,006

$51,292

Interest expense on notes payable was $397, $664, $620, $116 (unaudited) and $42 (unaudited) for the years ended December 31, 2008, 2009, 2010 and for the three months ended March 31, 2010 and 2011, respectively.
Line of Credit
On January 13, 2011, the Company entered into a promissory note agreement (the “Line”) with a bank. The Line provides for maximum borrowings of $360,000. The Line is collateralized by all equipment of the Company. The Line bears interest at a rate of 4.55% per annum. The outstanding principal plus all accrued unpaid interest was due on July 1, 2011. The Company subsequently amended the terms of the Line to extend the maturity date to December 31, 2011. As of March 31, 2011, the outstanding balance on the Line was $299,638 (unaudited). The Company recorded interest expense of $1,174 (unaudited)  related to the Line for the three months ended March 31, 2011.
NOTE 5 — MEMBERS’ EQUITY
During the year ended December 31, 2008, the Company converted an aggregate of $253,828 of amounts due to members to contributed capital.
During the years ended December 31, 2009 and 2010, the Company distributed cash in the amount of $160,000 and $662,000, respectively, to its members, based on their ownership percentages. There were no distributions made during the year ended December 31, 2008 and for the three months ended March 31, 2011. During the year ended December 31, 2010, the Company reclassified $38,000 of related party advances to distributions.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 6 — RELATED PARTY TRANSACTIONS
Management Fees
Management fee income received from parties related through common ownership amounted to $1,712,493, $2,143,984 and $2,809,516 for the years ended December 31, 2008, 2009 and 2010, respectively.
Management fee income received from parties related through common ownership amounted to $637,504 (unaudited) and $758,876 (unaudited) for the three months ended March 31, 2010 and 2011, respectively.
Due From Employees
The amounts due from employees arose from advances to employees for personal use. Included in this amount are amounts due from the Company’s Chief Financial Officer of $20,000 and $20,000 (unaudited)  as of December 31, 2010 and March 31, 2011, respectively.
Due From/To Related Parties
The amounts due from/to related parties arose from working capital advances to and from the Company and unpaid management fees. All advances are unsecured, due on demand, and non-interest bearing.
Due From/To Members
The amounts due from/to members arose from advances by the members to and from the Company. All advances are unsecured, due on demand, and non-interest bearing. Amounts due to members of $150,123, $106,048, and $82,497 (unaudited) are included in due to related parties in the accompanying balance sheets as of December 31, 2009, 2010 and March 31, 2011, respectively.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 7 — 401(k) RETIREMENT PLAN
The Company has a retirement plan under Section 401(k) of the Internal Revenue Code. Under the plan any employee who has completed one year of service is eligible to become a participant in the plan. Participants of the plan can defer a percentage of their compensation not to exceed limits established by the Internal Revenue Service. Participant contributions are 100% vested and are not subject to forfeiture. The Company contributes matching funds equal to 100% of the employees’ contributions, up to a maximum of 5% of compensation and may make an annual contribution at the discretion of the Company. Total expense incurred by the Company related to this plan, excluding administrative fees, was $56,026, $47,218, $58,939, $10,166 (unaudited) and $13,330 (unaudited) for the years ended December 31, 2008, 2009 and 2010, and for the three months ended March 31, 2010 and 2011, respectively. As of December 31, 2009 and 2010 and as of March 31, 2011, the Company’s liability under the plan was $45,384, $54,696 and $67,842 (unaudited), respectively, which is included in accounts payable and accrued expenses in the accompanying balance sheets.
NOTE 8 — COMMITMENTS AND CONTINGENCIES
Operating Leases
The Company leases its office facility under a non-cancelable operating lease arrangement. The operating lease expires on December 31, 2014 and requires monthly payments ranging from $3,200 to $3,400. Total rent expense for the years ended December 31, 2008, 2009, 2010 and for the three months ended March 31, 2010 and 2011 was $23,977, $25,055, $37,947, $9,487 (unaudited) and $9,710 (unaudited), respectively.
The future minimum lease payments under the terms of the lease as of December 31, 2010 are as follows:

Years Ending
December 31,

2011	$39,000
2012	40,000
2013	41,000
2014	41,000

$161,000

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 8 — COMMITMENTS AND CONTINGENCIES, continued
Capital Leases
The Company has capital lease agreements for office and equipment that expire on various dates in January 2011 through September 2015 with imputed interest rates up to 13.00% per annum. The leases require monthly payments ranging from $112 to $766.
The future minimum lease payments under the capital leases and the net present value of future minimum lease payments as of December 31, 2010 are as follows:

Years Ending
December 31,

2011	$1,900
2012	1,400
2013	1,400
2014	1,400
2015	1,000

7,100

Less amounts representing interest	(1,344)

Present value of minimum lease payments	5,756

Less current installments	(1,396)

$4,360

Interest expense on the capital lease obligations for the years ended December 31, 2008, 2009 and 2010 and for the three months ended March 31, 2010 and 2011 was $980, $2,640, $1,246, $393 (unaudited) and $202 (unaudited), respectively.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 8 — COMMITMENTS AND CONTINGENCIES, continued
The following is an analysis of the equipment under capital lease, which is included in property and equipment:

	December 31,		March 31,
	2009	2010	2011
			(Unaudited)

Equipment under capital leases	$45,903	$40,932	$40,932
Less accumulated depreciation and amortization	(32,226)	(34,547)	(35,240)

	$13,677	$6,385	$5,692

Litigation
The Company may become a party to litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s financial position or results of operations.
Indemnities and Guarantees
During the normal course of business, the Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its managers, employees and agents to the maximum extent permitted under the laws of the States of Maryland, and lessors in connection with facility lease for certain claims arising from use of such facility. Additionally, the Company indemnifies the bank under the Line against any and all claims, losses, liabilities, damages, penalties, and expenses which the Company may directly or indirectly sustain or suffer resulting from a breach of this promissory note. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying balance sheets.

MID-ATLANTIC HEALTH CARE, LLC
NOTES TO FINANCIAL STATEMENTS
For The Years Ended December 31, 2008, 2009, 2010 and
For The Three Months Ended March 31, 2010 (Unaudited) and 2011 (Unaudited)
NOTE 9 — OTHER INCOME
In April 2010, the Company entered into a settlement agreement with Magnolia Management, Inc. and others regarding claims for tortuous interference with contract and punitive damages in a civil action in the Circuit Court for Worcester County, Maryland. In connection with the terms of the settlement, the Company recorded other income in the amount of $100,000 for the year ended December 31, 2010.
In August 2010, the Company entered into a settlement agreement with a former employee and others regarding claims for tortuous interference with contract and punitive damages in a civil action in the Circuit Court for Worcester County, Maryland. In connection with the terms of the settlement, the Company recorded other income in the amount of $382,585, net of attorneys’ fees, for the year ended December 31, 2010.
NOTE 10 — SUBSEQUENT EVENTS
In June 2011, certain affiliates of the Company entered into Asset Purchase Agreements (“New Agreements”) with the sellers of the five nursing home facilities located in Pennsylvania (see Note 3). As part of the New Agreements, the Company agreed not purchase the real property of each of the facilities and the affiliates of the Company agreed to purchase the operations of the each facility. The real property was purchased by a subsidiary of Grubb & Ellis Healthcare REIT, Inc. (“G&E”), who was also a party to the New Agreements. All amounts paid by the Company related to these transactions were reimbursed by the affiliates or G&E, or were applied to the purchase price of the operations of the five nursing home facilities.

In June 2011, an affiliate of the Company entered into a Master Lease Agreement with certain affiliates of G&E.  In connection with the Master Lease Agreement, the Company became a guarantor of all the obligations and the performance of the Company’s affiliates under the lease, during the term of the Master Lease Agreement.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
For the Six Months Ended June 30, 2011 and for the Year Ended December 31, 2010
The accompanying unaudited pro forma condensed consolidated financial statements (including the notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 and our Annual Report on Form 10-K for the year ended December 31, 2010. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2011 and for the year ended December 31, 2010 are presented as if we acquired the Milestone MOB Portfolio and the Philadelphia SNF Portfolio, or collectively the Properties, on January 1, 2010. The Properties were acquired using a combination of debt financing and cash proceeds, net of offering costs, received from our initial public offering through the acquisition date. However, the pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised as of January 1, 2010.
An unaudited pro forma condensed consolidated balance sheet as of June 30, 2011 is not presented as the effect of the acquisitions of the Properties are fully reflected in our historical consolidated balance sheet as of June 30, 2011.
The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the date specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2011

Acquisition of	Acquisition of
Company	the Milestone	the Philadelphia	Company
Historical(A)	MOB Portfolio(B)	SNF Portfolio(C)	Pro Forma

Revenue:
Rental income	$14,682,000	$1,294,000	$4,249,000	$20,225,000

Expenses:
Rental expenses	3,020,000	499,000	522,000	(D)	4,041,000
General and administrative	2,379,000	191,000	298,000	(E)	2,868,000
Acquisition related expenses	8,785,000	(1,495,000)	(3,768,000	) (F)	3,522,000
Depreciation and amortization	5,476,000	643,000	1,555,000	(G)	7,674,000

Total expenses	19,660,000	(162,000)	(1,393,000)	18,105,000

(Loss) income from operations	(4,978,000)	1,456,000	5,642,000	2,120,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount and premium):
Interest expense	(2,568,000)	(699,000)	(1,215,000	) (H)	(4,482,000)
Loss in fair value of derivative financial instruments	(225,000)	—	—	(225,000)
Interest income	6,000	—	—	6,000

Net (loss) income	(7,765,000)	757,000	4,427,000	(2,581,000)

Less: Net income attributable to noncontrolling interests	(1,000)	—	—	(1,000)

Net (loss) income attributable to controlling interest	$(7,766,000)	$757,000	$4,427,000	$(2,582,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.36)	$(0.11)

Weighted average number of common shares outstanding — basic and diluted	21,864,450	24,498,371	(I)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010

Acquisition of	Acquisition of
Company	the Milestone	the Philadelphia	Company
Historical(J)	MOB Portfolio(K)	SNF Portfolio(L)	Pro Forma

Revenue:
Rental income	$8,682,000	$2,202,000	$8,501,000	$19,385,000

Expenses:
Rental expenses	2,201,000	1,244,000	1,060,000	(M)	4,505,000
General and administrative	1,670,000	366,000	623,000	(N)	2,659,000
Acquisition related expenses	7,099,000	—	—	(O)	7,099,000
Depreciation and amortization	3,591,000	1,662,000	3,109,000	(P)	8,362,000

Total expenses	14,561,000	3,272,000	4,792,000	22,625,000

(Loss) income from operations	(5,879,000)	(1,070,000)	3,709,000	(3,240,000)
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount and premium):
Interest expense	(1,416,000)	(1,742,000)	(2,457,000	) (Q)	(5,615,000)
Loss in fair value of derivative financial instruments	(143,000)	—	—	(143,000)
Interest income	15,000	—	—	15,000

Net (loss) income	(7,423,000)	(2,812,000)	1,252,000	(8,983,000)

Less: Net income attributable to noncontrolling interests	(1,000)	—	—	(1,000)

Net (loss) income attributable to controlling interest	$(7,424,000)	$(2,812,000)	$1,252,000	$(8,984,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.99)	$(0.89)

Weighted average number of common shares outstanding — basic and diluted	7,471,184	10,105,105	(R)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2011
(A) As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.
(B) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Milestone MOB Portfolio, which was acquired in May 2011.
(C) The Philadelphia SNF Portfolio was structured under the terms of a bond net lease and the related pro forma adjustments include the rental revenues, tenant recoveries, and rental expenses directly attributable to the bond net leased property based on the master lease entered into on June 30, 2011.
(D) Amount represents the estimated rental expenses of the Philadelphia SNF Portfolio. We entered into an advisory agreement with Grubb & Ellis Healthcare REIT II Advisor, LLC, or our advisor, or our advisory agreement. Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing each of our properties, either a monthly property management fee or a monthly oversight fee of up to 4.0% of the gross monthly cash receipts of the property. As a result, the pro forma amounts shown are reflective of our current advisory agreement for an oversight fee at a rate of 1.0%.
Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.
(E) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. At the time of the acquisition of the Philadelphia SNF Portfolio, our stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the six months ended June 30, 2011.
(F) We incurred a total of $3,768,000 in acquisition related expenses, all of which was incurred during the six months ended June 30, 2011, in connection with the acquisition of the Philadelphia SNF Portfolio. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2011.
(G) Amount represents depreciation and amortization expense on the allocation of the purchase price. We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $4,747,000 to land, $68,418,000 to building and improvements, $1,065,000 to furniture, fixtures and equipment and $6,326,000 to in-place leases. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 39.0 years, 8.8 years to 12 years, 5 years and 12 years for building, improvements, furniture, fixtures and equipment and in-place leases, respectively.
In addition, we allocated $4,056,000 to other liabilities. Included in other liabilities is $1,402,000 and $2,500,000 accrued for as contingent consideration in connection with the purchase of the Philadelphia SNF Portfolio. An estimated $1,402,000 of such amount will be paid upon receipt of notification within six years of the acquisition date that the tenant has achieved a certain rent coverage ratio for the preceding 12 months. There is no minimum or maximum required payment, however, such payment is limited by the tenant’s rent coverage ratio and will result in additional rental revenue to us. Up to $2,500,000 of such contingent consideration will be paid within two years of the acquisition date upon notification that (i) the tenant has achieved a certain rent coverage ratio for the three most recent calendar months and (ii) the tenant has completed improvements in an amount up to $2,500,000. The range of payment is between $0 and up to a maximum of $2,500,000.
The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)
(H) We financed the purchase price, plus closing costs, of the Philadelphia SNF Portfolio, using borrowings of $52,870,000 and $22,000,000 under our line of credit with KeyBank National Association, or KeyBank, or our KeyBank line of credit, and our line of credit with Bank of America, N.A., or Bank of America, or our Bank of America line of credit, respectively, and the remaining balance using cash proceeds from our offering. We have reflected the amount of interest expense calculated on $31,115,000 in borrowings under our Bank of America line credit in the amount listed in the Acquisition of the Milestone MOB Portfolio column. Borrowings under our Bank of America line of credit are limited to the availability of credit remaining on the line of credit at the time of acquisition which was $31,115,000. Therefore, we have assumed the purchase price, plus closing costs, was financed using $52,870,000 in borrowings under the KeyBank line of credit and the remaining from cash proceeds from our offering.
As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on the KeyBank line of credit. Our KeyBank line of credit bears interest at variable interest rates. “LIBOR Loans” under our KeyBank line of credit bear interest at a rate equal to the London Interbank Offered Rate, or LIBOR, plus 3.50% per annum and “Prime Rate Loans” under our KeyBank line of credit bear interest at a rate equal to the rate of interest established by KeyBank as its “Prime Rate,” plus 0.75% per annum. If interest rates increase by 0.125%, interest expense would increase by $33,000 for the six months ended June 30, 2011.
(I) Amount represents the weighted average number of shares of our common stock from our offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Properties. The calculation assumes these proceeds were raised as of January 1, 2010.
2. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31, 2010
(J) As reported in our Annual Report on Form 10-K for the year ended December 31, 2010.
(K) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Milestone MOB Portfolio, which was acquired in May 2011.
(L) The Philadelphia SNF Portfolio was structured under the terms of a bond net lease and the related pro forma adjustments include the rental revenues, tenant recoveries, and rental expenses directly attributable to the bond net leased property based on the master lease entered into on June 30, 2011.
(M) Amount represents the estimated rental expenses of the Philadelphia SNF Portfolio. Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing each of our properties, either a monthly property management fee or a monthly oversight fee of up to 4.0% of the gross monthly cash receipts of the property. As a result, the pro forma amounts shown are reflective of our current advisory agreement for an oversight fee at a rate of 1.0%.
Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.
(N) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. At the time of the acquisition of the Philadelphia SNF Portfolio, our stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the year ended December 31, 2010.
(O) We incurred a total of $3,768,000 in acquisition related expenses, none of which was incurred in 2010, in connection with the acquisition of the Philadelphia SNF Portfolio. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2010.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)
(P) Amount represents depreciation and amortization expense on the allocation of the purchase price. We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $4,747,000 to land, $68,418,000 to building and improvements, $1,065,000 to furniture, fixtures and equipment and $6,326,000 to in-place leases. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 39.0 years, 8.8 years to 12 years, 5 years and 12 years for building, improvements, furniture, fixtures and equipment and in-place leases, respectively.
In addition, we allocated $4,056,000 to other liabilities. Included in other liabilities is $1,402,000 and $2,500,000 accrued for as contingent consideration in connection with the purchase of the Philadelphia SNF Portfolio. An estimated $1,402,000 of such amount will be paid upon receipt of notification within six years of the acquisition date that the tenant has achieved a certain rent coverage ratio for the preceding 12 months. There is no minimum or maximum required payment, however, such payment is limited by the tenant’s rent coverage ratio and will result in additional rental revenue to us. Up to $2,500,000 of such contingent consideration will be paid within two years of the acquisition date upon notification that (i) the tenant has achieved a certain rent coverage ratio for the three most recent calendar months and (ii) the tenant has completed improvements in an amount up to $2,500,000. The range of payment is between $0 and up to a maximum of $2,500,000.
The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
(Q) We financed the purchase price, plus closing costs, of the Philadelphia SNF Portfolio, using borrowings of $52,870,000 and $22,000,000 under our KeyBank line of credit and our Bank of America line of credit, respectively, and the remaining balance using cash proceeds from our offering. We have reflected the amount of interest expense calculated on $31,115,000 in borrowings under our Bank of America line credit in the amount listed in the Acquisition of the Milestone MOB Portfolio column. Borrowings under our Bank of America line of credit are limited to the availability of credit remaining on the line of credit at the time of acquisition which was $31,115,000. Therefore, we have assumed the purchase price, plus closing costs, was financed using $52,870,000 in borrowings under the KeyBank line of credit and the remaining from cash proceeds from our offering.
As such, this amount represents interest expense, and the amortization of the corresponding loan fees, on the KeyBank line of credit. Our KeyBank line of credit bears interest at variable interest rates. “LIBOR Loans” under our KeyBank line of credit bear interest at a rate equal to LIBOR plus 3.50% per annum and “Prime Rate Loans” under our KeyBank line of credit bear interest at a rate equal to the rate of interest established by KeyBank as its “Prime Rate,” plus 0.75% per annum. If interest rates increase by 0.125%, interest expense would increase by $67,000 for the year ended December 31, 2010.
(R) Amount represents the weighted average number of shares of our common stock from our offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Properties. The calculation assumes these proceeds were raised as of January 1, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.
Date: September 16, 2011	By:	/s/ Jeffrey T. Hanson
		Name:	Jeffrey T. Hanson
		Title:	Chief Executive Officer